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                                                                       Exhibit i
September 27, 1999

Nuveen Flagship Multistate Trust IV
333 West Wacker Drive
Chicago, Illinois 60606

Re: Opinion of Counsel regarding Post-Effective Amendment No. 4 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-16615).

Ladies and Gentlemen:

          We have acted as counsel for Nuveen Flagship Multistate IV, a Massachusetts voluntary association (commonly known as a business trust) (the "Trust"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement") which relates to the Class A Shares, Class B Shares, Class C Shares and Class R Shares, (collectively, the "Shares") par value $.01 per share, of each of the following series of the
Trust: Nuveen Flagship Kansas Municipal Bond Fund, Nuveen Flagship Kentucky Municipal Bond Fund, Nuveen Flagship Michigan Municipal Bond Fund, Nuveen Flagship Missouri Municipal Bond Fund, Nuveen Flagship Ohio Municipal Bond Fund, and Nuveen Flagship Wisconsin Municipal Bond Fund, (collectively, the "Series"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 4 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission on or about September 27, 1999 pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

          (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

          (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file within the office of the Secretary of State (the "Charter");

          (c) a certificate executed by Karen L. Healy, an Assistant Secretary of the Trust certifying as to, and attaching copies of, the Charter and the By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees authorizing the issuance of the Shares; and